EXHIBIT 13.1

                  Certification Pursuant to 18 U.S.C. Sec. 1350
                (Section 906 of the Sarbanes - Oxley Act of 2002)

In connection with the filing by COLT Telecom Group plc (the "Company") of the Annual Report on Form 20-F for the year ended December 31, 2003 (the "Report"), each of the undersigned hereby certifies, to the best of his or her knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





/s/ Steven P. Akin                          /s/ Antony Bates
-------------------------------------       ------------------------------
Steven P. Akin                              Antony Bates
President and Chief Executive Officer       Chief Financial Officer

Dated: 30 April 2004